SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 10, 1997

                        NIAGARA MOHAWK POWER CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)



         New York                    1-2987                     15-026555
----------------------------     --------------            --------------------
(State or Other Jurisdiction     (Commission                 (IRS Employer
     of Incorporation)             File Number)             Identification No.)



 300 Erie Boulevard West, Syracuse, NY                13202
----------------------------------------            ----------
(Address of Principal executive offices)            (Zip Code)



Registrant's telephone number, including area code: 315-474-1511


                                 Not Applicable
                         (Former Name or Former Address,
                          if changed Since Last Report)

Item 5.  Other Events

The Company announced on March 10, 1997 an agreement in principle to restructure or terminate 44 power purchase contracts. The agreement in principle contemplates that Niagara Mohawk would pay the counterparties to these contracts approximately $3.6 billion in cash and/or debt securities and 46 million common shares, representing approximately 25 percent of the anticipated fully diluted common shares. In addition, Niagara Mohawk would enter into new agreements that would further compensate these counterparties and hedge specified amounts of power at specified prices (subject in certain cases to adjustment for changes in gas or other indices). The contracts may be in the form of fixed financial and physical agreements, options, indexed financial instruments, or a combination thereof. Set forth below is a schedule of possible quantities and prices to be reflected in such contracts.


                 HYDRO             COAL AND WASTE**              GAS**
        -----------------------  --------------------    ----------------------
        QUANTITY     PRICE/       QUANTITY     PRICE/     QUANTITY      PRICE/
 YEAR    (GWH)        MWH*         (GWH)         MWH       (GWH)         MWH
------  ---------   ---------    ---------    -------    -----------   --------
   1      875       $86 - $98       353        $ 28        4,630        $ 46
   2      875        88 - 100       353          28        4,640          46
   3      875        93 - 101       353          29        4,640          47
   4      875        94 - 103       353          30        4,690          44
   5      875        96 - 102       353          31        4,731          46
   6      875        97 - 113       353          32        7,736          49
   7      875        99 - 115       353          33        7,755          52
   8      875        99 - 116       353          34        7,766          53
   9      875       100 - 119       353          35        7,778          55
  10      875        86 - 121       353          36        7,787          57
  11      875        86 - 123       353          37        8,000          62
  12      875        87 - 124       353          38        8,000          64
  13      875        86 - 126       353          39         --           --
  14      875        89 - 126       353          41         --           --
  15      875        90 - 117       353          42         --           --
  16      802       101 - 122       353          43         --           --
  17      802       104 - 124       176          45         --           --
  18      802       115 - 125       --           --         --           --
  19      802       115 - 127       --           --         --           --
  20      802       114 - 129       --           --         --           --


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* Prices subject to final negotiation.
** May be subject to adjustment in certain cases for changes in gas or other indices.

A press release describing the terms of the agreement in concept (and various conditions thereto) is filed as an exhibit hereto, and is incorporated hereto by reference.


Item 7.  Financial Statements and Exhibits

99.1     Press Release dated March 10, 1997.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

                                           NIAGARA MOHAWK POWER CORPORATION


                                           By /s/ Steven W. Tasker
                                              Name:  Steven W. Tasker
                                              Title:  Vice President-Controller


Date:  March 10, 1997

                                 Exhibit Index

Exhibit No.       Description
-----------       --------------------------------------------
99.1              Press Release dated March 10, 1997.